UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 24, 2023, Casella Waste Systems, Inc. (the “Company”) completed a financing transaction pursuant to which the Company incurred indebtedness in the principal amount of $35.0 million. The transaction involved the issuance by New York State Environmental Facilities Corporation (the “Issuer”) of $35.0 million aggregate principal amount of its Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2020R-2 (the “2020R-2 Bonds”). The 2020R-2 Bonds represent the drawdown of the remainder of the not to exceed $75.0 million New York State Environmental Facilities Corporation Solid Waste Disposal Revenue Bonds Series 2020, the initial series of which, in the amount of $40.0 million, were issued in September 2020 (the “Initial Bonds”, and together with the 2020R-2 Bonds, the "Bonds”) and the proceeds thereof loaned to the Company in September 2020, subject to the terms of the Indenture (defined below), the Loan Agreement (defined below) and related documents.
The 2020R-2 Bonds were issued on August 24, 2023 pursuant to the Indenture, dated as of September 1, 2020 (the “Indenture”), by and between the Issuer and U.S. Bank National Association, now U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”). The proceeds of the 2020R-2 Bonds were loaned to the Company pursuant to a Loan Agreement, dated as of September 1, 2020 (the “Loan Agreement”), between the Issuer and the Company, to finance and/or reimburse certain costs of certain capital projects in the State of New York and to pay certain costs of issuance of the 2020R-2 Bonds. The Loan Agreement requires the Company to pay amounts from time to time owing with respect to the Bonds. The 2020R-2 Bonds were issued at the initial term interest rate period of seven-years (ending September 2, 2030) at the initial rate of 5.125% per annum. After the end of the initial term interest rate period, the 2020R-2 Bonds may be converted to a variable (daily or weekly) interest rate period or may remain in a term interest rate period. The interest rate on the Series 2020R-2 Bonds will be reset at the end of each interest rate period.
On September 3, 2030, and any other conversion date and on certain other dates specified in the Indenture, each holder of the 2020R-2 Bonds is required to tender the Bonds held by it for purchase and the Bonds are required to be purchased. BofA Securities, Inc., as remarketing agent for the Bonds (the “Remarketing Agent”), is required (except as otherwise provided in the Remarketing Agreement between the Company and the Remarketing Agent, dated as of September 1, 2020, as supplemented by the Supplement to Remarketing Agreement, dated August 9, 2023 (collectively, the “Remarketing Agreement”)) to use its best efforts to remarket any Bonds tendered for purchase. Funds for the payment of the purchase price of any Bonds so purchased will be paid from the proceeds of any such resale or, to the extent such funds are insufficient, from the proceeds of a letter of credit, if the Bonds bear interest at a variable interest rate and are supported by a letter of credit at such time, or from payments made by the Company pursuant to the Loan Agreement or by the guarantors named in the Guaranty (as hereinafter defined).
The Loan Agreement contains standard representations, covenants and events of default for transactions of this type. Events of default under the Loan Agreement include a failure to make any loan payment or purchase price payment when due and the failure to observe and perform other covenants, conditions, or agreements under the Loan Agreement or related note that continues for a period of 60 days after notice. The Company’s indebtedness under the Loan Agreement may be accelerated upon the occurrence of an event of default. Additionally, while any Bonds are in a term interest rate period and are not supported by a letter of credit, (i) a change of control would require the Company to offer to repurchase the Bonds and (ii) the obligations under the Bonds can be accelerated if (a) the Company’s obligations under its senior credit facility have been accelerated or (b) if such senior credit facility obligations have been discharged, the Company’s obligations under any indebtedness in the principal amount of $10.0 million or more have been accelerated.
The Bonds (as long as they are in a term interest rate period) are guaranteed by substantially all of the subsidiaries of the Company pursuant to a Guaranty Agreement, jointly and severally by the guarantors party thereto, in favor of the Trustee, dated as of September 1, 2020, and entered into on September 2, 2020, as amended and restated by the Amended and Restated Guaranty Agreement, dated as of August 1, 2023, and entered into on August 24, 2023 (the “Guaranty”). Pursuant to the Guaranty, as long as the Bonds, or any series thereof, are in a term interest rate period, each guarantor will guarantee to the Trustee for the benefit of the owners and beneficial owners of the such Bonds the full and prompt payment of (i) the principal of and redemption premium, if any, on such Bonds when and as the same become due; (ii) the interest on the Bonds when and as the same becomes due; (iii) the purchase price of such Bonds tendered or deemed tendered for purchase pursuant to the Indenture; and (iv) all loan payments and purchase price payments due or to become due from the Company under the Loan Agreement with respect to such Bonds (collectively, the “Guaranteed Obligations”). The obligations of each guarantor under the Guaranty will (subject to the release provisions contained therein or the conversion of the Bonds to a variable interest rate period) remain in full force and effect until the entire principal payment of, redemption premium, if any, and interest on or purchase price of the Bonds have been paid or provided for according to the terms of the Indenture and all other Guaranteed Obligations have been paid and satisfied in full.
The Bonds were issued as tax-exempt bonds. If the Company or the Issuer do not comply with certain of their respective covenants under the Indenture, the Loan Agreement or the tax compliance agreement, as applicable, or if certain representations or warranties made by the Company in the Loan Agreement or in certain related certificates are false, then the interest on the Bonds may become includable in gross income for federal income tax purposes retroactively to the date of original issuance of the Bonds. If the Bonds are declared to be taxable or the Loan Agreement is determined to be invalid, the Indenture provides that the Bonds are subject to mandatory redemption within 60 days thereafter at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.
The foregoing descriptions of the Loan Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement and the Guaranty, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

4.1
Loan Agreement, dated as of September 1, 2020, between New York State Environmental Facilities Corporation and Casella Waste Systems, Inc. (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company as filed on September 2, 2020 (file no. 000-23211)).

4.2	Amended and Restated Guaranty Agreement, dated as of August 1, 2023, by the guarantors named therein, in favor of U.S. Bank Trust Company, National Association, as trustee.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.**

101.LAB	Inline XBRL Taxonomy Label Linkbase Document.**

101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document.**

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

**	Submitted Electronically Herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: August 24, 2023	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
President and Chief Financial Officer

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